As filed with the Securities and Exchange Commission on August 13, 1999
                                                      Registration No. 333-76447

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                        Post-Effective Amendment No. 1 to
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                                ---------------

                                TEXAS MICRO INC.
             (Exact name of registrant as specified in its charter)


                 DELAWARE                               04-2738973
       (State or other jurisdiction                    (IRS Employer
        of incorporation or organization)               Identification No.)

        5959 Corporate Drive
        Houston, Texas                                  77036
       (Address of Principal                           (Zip Code)
        Executive Offices)


                          1996 Long Term Incentive Plan
                              (Full title of plans)

                                ---------------

                                Texas Micro Inc.
                             c/o RadiSys Corporation
                           5445 NE Dawson Creek Drive
                             Hillsboro, Oregon 97124
                         Attention: Stephen F. Loughlin
                     (Name and address of agent for service)

                 Telephone number, including area code, of agent
                           for service: (503) 615-1100

                                    Copy to:

                                Annette M. Mulee
                                 John R. Thomas
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2600
                           Portland, Oregon 97204-1268

                         Deregistration of Common Stock

     On April 16, 1999, Texas Micro Inc. (the "Company") filed a Registration Statement on Form S-8, Registration No. 333-76447 (the "Registration Statement"), for the sale of 1,550,000 shares of Common Stock, par value $0.40 (the "Common Stock"), of the Company under the 1996 Long Term Incentive Plan (the "Plan"). On August 12, 1999, the stockholders of the Company approved and adopted an Agreement of Reorganization and Merger, dated as of May 24, 1999, by and among RadiSys Corporation ("RadiSys"), Tabor Merger Corp. ("Merger Sub") and the Company (the "Agreement"), whereby, on August 13, 1999, Merger Sub, a wholly-owned subsidiary of RadiSys, merged with and into the Company and the Company became a wholly-owned subsidiary of RadiSys. Pursuant to the Agreement, RadiSys assumed the obligations of the Company under the Plan as of August 13, 1999. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister 1,390,282 unsold shares of the Common Stock formerly issuable under the Plan.

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
                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hillsboro, State of Oregon, on August 13, 1999.

                                       TEXAS MICRO INC.



                                       By GLENFORD J. MYERS
                                          --------------------------------------
                                          Glenford J. Myers
                                          Chairman of the Board, President and
                                          Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on August 13, 1999.

          Signature                                  Title
          ---------                                  -----

GLENFORD J. MYERS
----------------------------------     Chairman of the Board, President and
Glenford J. Myers                      Chief Executive Officer
                                       (Principal Executive Officer)


STEPHEN F. LOUGHLIN
----------------------------------     Chief Financial Officer and Director
Stephen F. Loughlin                    (Principal Financial and
                                       Accounting Officer)

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